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                                                                    Exhibit 3.49



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                      WILSONS LEATHER OF RHODE ISLAND INC.

                          (a Rhode Island corporation)

                                   __________

                                   ARTICLE I
                                   ---------

                                  SHAREHOLDERS
                                  ------------

          1.  CERTIFICATES REPRESENTING SHARES.  Certificates representing
              --------------------------------
shares shall set forth thereon the statements prescribed by the Rhode Island Business Corporation Act (the "Business Corporation Act") and by any other applicable provision of law, shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. Any or all of the signatures on any such share certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

          A certificate representing shares shall not be issued until the share or shares represented thereby are fully paid.

          The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

          2.  SHARE TRANSFERS.  Upon compliance with provisions restricting the
              ---------------
transferability of shares, if any, transfers of shares of the corporation shall be made only on the stock transfer book of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or
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with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

          3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
              ----------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not less than ten days and not more than sixty days. In lieu of closing the stock transfer books, the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual meeting shall be held on the 1st day of June in
              ----
each year or, if such day is a legal holiday, on the following business day. A special meeting shall be held on the date designated by the directors.

          b.  PLACE.  Annual meetings and special meetings shall be held at such
              -----
place within or without the State of Rhode Island as the Board of Directors shall fix.

          c.  CALL.  Annual meetings may be called by the directors, by the
              ----
Chairman of the Board of Directors, if any, the President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner or by the holders of not less than one-tenth of all shares.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Except as may
              -------------------------------------------------
be otherwise provided by the Business Corporation Act, written notice stating the place, day and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Act. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by any such shareholder, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when such shareholder attends the meeting for the express purpose of

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objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of shareholders need be specified in any written waiver of notice.

          e.  VOTING LIST.  A list of shareholders as of the record date,
              -----------
certified by the Secretary or any other corporate officer responsible for its preparation or by a transfer agent, if any, shall be made available to the inspectors of election, or person presiding thereat, at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. The persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall rely on such list to determine the right of the person challenged to vote.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
              ------------------
presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  Any shareholder who is entitled to vote at
              --------------------
a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy, executed in writing by such shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Business Corporation Act.

          h.  QUORUM.  A majority of the outstanding shares shall constitute a
              ------
quorum at a meeting of shareholders for the transaction of any business. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

          i.  VOTING.  Each share shall entitle the holder thereof to one vote.
              ------
The affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders, unless the vote of a greater number is required by the Business Corporation Act.

          5.  SHAREHOLDER ACTION WITHOUT MEETINGS.  Any action required or
              -----------------------------------
permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders consent thereto in writing.

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          Except for those actions excluded by the provisions of the Business
Corporation Act, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon were present and action pursuant to this section is authorized by the articles of incorporation. In the event of such written action, prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

          The written consents of the shareholders shall be filed with the minutes of proceedings of shareholders.

                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

          1.  FUNCTIONS AND DEFINITIONS .  The business and affairs of the
              -------------------------
corporation shall be managed by a Board of Directors. The use of the phrase full Board of Directors in these Bylaws refers to the total number of directors fixed in these Bylaws or by action of the shareholders. The Board of Directors shall have authority to fix the compensation of directors.

          2.  QUALIFICATIONS AND NUMBER.  A director need not be a shareholder
              -------------------------
or a resident of the State of Rhode Island. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  ELECTION AND TERM.  The initial Board of Directors shall hold
              -----------------
office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors exists.

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          4.  MEETINGS.
              --------

          a.  CALL.  No call shall be required for regular meetings for which
              ----
the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be
              ---------------------------------------
required for regular meetings for which the time and a place have been fixed. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director either by personal delivery or by mail, telegram, or cablegram in sufficient time for the assembly of the directors thereat. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by any such director, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting except where he attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          c.  QUORUM AND ACTION.  A majority of the full Board of Directors
              -----------------
shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as these Bylaws otherwise provide, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          d.  CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors,
              -----------------------
if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

          5.  REMOVAL OF DIRECTORS.  Any or all of the directors may be removed,
              --------------------
with or without cause, by the shareholders. Any one or more of the directors may be removed for cause by the Board of Directors. The provisions of this paragraph are subject to the requirements set forth in the Business Corporation Act.

          6.  COMMITTEES.  The Board of Directors, by resolution adopted by a
              ----------
majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall

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have and may exercise all the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by the Business Corporation Act. Any such committee shall act by a majority of its members. Neither the business to be transacted at, nor the purpose of, any meeting of the members of any committee need be specified in any written waiver of notice.

          7.  INFORMAL ACTION.  Any action required to be taken at a meeting of
              ---------------
the directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee, if any, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors, or all the members of the committee, if any, as the case may be.

          8.  TELEPHONE PARTICIPATION.  Subject to the provisions required or
              -----------------------
permitted by the Business Corporation Act for notice of meetings, directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

          The directors shall elect a President, a Secretary, and a Treasurer and may elect or appoint a Chairman of the Board of Directors, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as they may determine. Any two or more offices may be held by the same person.

                    Officers shall have the powers and duties defined in the resolutions appointing them.

          Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

                                   ARTICLE IV
                                   ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

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                                   ARTICLE V
                                   ---------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

          The Corporation shall furnish any requisite reports to shareholders.

                                   ARTICLE VI
                                   ----------

                                 CORPORATE SEAL
                                 --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Act, the Corporation shall not be required to have a seal.


                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                              CONTROL OVER BYLAWS
                              -------------------

          After the initial Bylaws of the corporation shall have been adopted by the initial Board of Directors of the corporation, the Bylaws may be amended by the directors; provided that any amendment to the Bylaws by the directors may be changed by the shareholders.

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